Exhibit 10.59
THIRD AMENDMENT AND WAIVER TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
     This THIRD AMENDMENT AND WAIVER TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of 12 day of June, 2008, by NAVARRE CORPORATION, a Minnesota corporation (“Borrower”), the Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the “Agent”) for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
RECITALS
     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of March 22, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as herein set forth.
     NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Parties, the Agent, and the Lenders hereby agree as follows:
SECTION 1. Amendments. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:
     (a) Section 1.1 (a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
     “Notwithstanding anything to the contrary set forth herein or otherwise, Borrower may not repay Revolving Credit Advances so that the outstanding principal balance of the Revolving Credit Advances is, at any time on or prior to the first anniversary of the Third Amendment Date, less than the Designated Amount.”
     (b) Section 1.5 (a) of the Credit Agreement is hereby amended and restated to read as its entirety as follows:
“(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus 6.25% per annum or, at the election of Borrower, at the applicable LIBOR Rate plus 7.50% per annum; provided, however, that to the extent that the outstanding principal balance of the Revolving Credit Advances is in excess of the Designated Amount, Borrower shall pay interest on such excess principal amount to Agent, for the ratable benefit of Lenders in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, not at the rate as determined above, but at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, at the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time.
As of July 1, 2008, the Applicable Margins are as follows:

Applicable Revolver Index Margin	1.50%

Applicable Revolver LIBOR Margin	2.75%

Applicable L/C Margin	2.75%

Applicable Unused Line Fee Margin	0.375%
     The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined based upon the average daily Borrowing Availability for the then most recently ended Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2008. All adjustments in the Applicable Margins thereafter shall be implemented quarterly on a prospective basis at any time there is a need for an adjustment (the determination as to whether an adjustment is necessary to be made by Agent in good faith). Adjustments in Applicable Margins will be determined by reference to the following grids:

If average daily Borrowing	Level of
Availability for the Fiscal Quarter is:	Applicable Margins:
≥ $45,000,000	Level I
≥ $35,000,000, but < $45,000,000	Level II
≥ $20,000,000, but < $35,000,000	Level III
≥ $7,500,000, but < $20,000,000	Level IV
< $7,500,000	Level V

	Level I	Level II	Level III	Level IV	Level V
Applicable Revolver Index Margin	0.75%	1.00%	1.25%	1.50%	1.75%
Applicable Revolver LIBOR Margin	2.00%	2.25%	2.50%	2.75%	3.00%
Applicable L/C Margin	2.00%	2.25%	2.50%	2.75%	3.00%
Applicable Unused Line Fee Margin	0.375%	0.375%	0.375%	0.375%	0.375%

If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.”
     (c) Section 1.9 (c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c) If, on or prior to the third anniversary of the Third Amendment Date, Borrower prepays the Revolving Loan and/or reduces or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if the Revolving Loan Commitments are reduced or terminated, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the amount of the reduction of the Revolving Loan Commitment. As used herein, the term “Applicable Percentage” shall mean (x) one and one half of one percent (1.5%), in the case of a reduction on or prior to the first anniversary of the Third Amendment Date, (y) one percent (1%), in the case of a reduction after the first anniversary of the Third Amendment Date but on or prior to the second anniversary thereof and (z) one half of one percent (0.5%), in the case of a reduction after the second anniversary of the Third Amendment Date but on or prior to the third anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b) 1.16(c) or 5.4(d); provided that Borrower does not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is a sale of a Subsidiary or division of Borrower expressly permitted under Section 6.”
     (d) Section 6.3(a)(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “(vii) [Intentionally Omitted]”
     (e) A new Section 6.21, which shall read in it entirety as follows, is hereby added to the Credit Agreement immediately following Section 6.20:
          “6.21 Independent Advisor. The Credit Parties hereby agree that they shall not fail to engage the Independent Advisor on or prior to July 14, 2008.”
     (f) The following definitions are hereby added to Annex A to the Credit Agreement in alphabetical order:
     “Designated Amount” shall mean $6,000,000; provided, however, on the 15th day after the delivery of the financial statements and related documents required by clause

(c) of Annex E for each Fiscal Year of the Borrower to end after the Third Amendment Date, as long as the Borrower has provided a calculation, in detail and form acceptable to the Agent, of the Excess Cash Flow for such Fiscal Year, the Designated Amount shall be reduced, to an amount not less than zero, by 50% of the Excess Cash Flow for such Fiscal Year.
     “Excess Cash Flow” shall mean, with respect to the Borrower for any period, an amount (if positive) equal to: (i) the amount for such period of EBITDA, minus (ii) the sum, without duplication, of the amounts for such period of (a) scheduled repayments of Indebtedness for borrowed money, (b) Capital Expenditures (net of any proceeds of (y) any related financing, including purchase money financings, with respect to such expenditures and (z) any Capital Expenditures made with the proceeds of asset dispositions), (c) Interest Expense, (d) taxes paid in cash during such period based upon net income, and (e) the aggregate Net Vendor Advances made during such period.
     “Independent Advisor” shall mean a third party advisory firm engaged by the Credit Parties (from a list of three firms provided by Agent) to review the Projections for the Fiscal Year ending on or about March 31, 2009, with the scope and timing of such review to be satisfactory to Agent in its sole discretion.”
     “Third Amendment Date” shall mean June 12, 2008
     (g) The following definitions set forth in Annex A to the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Commitment Termination Date” means the earliest of (a) March 22, 2012, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0).
     “EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of net income of such Person for such period in accordance with GAAP, but without duplication and (vi) amounts paid on behalf of or for the benefit of Goldhil Media, Tower Records or any trust, trustee or fund relating thereto or successor to any of the foregoing, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period (other than amortization with respect to Vendor Advances), (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vii) write-offs of Accounts owing to Borrower from (x) Goldhil Media in the aggregate amount not to exceed $2,100,000 and (y) Tower Records in the aggregate amount not to exceed $1,900,000 and (viii) losses arising from the operations of Navarre Entertainment in an aggregate amount not to exceed (w) $3,233,000 with respect to the 12 month period ending on March 31, 2008 (x) $1,368,000 with respect to the 12 month period ending on June 30, 2008, (y) $394,000 with respect to the 12 month period ending on September 30, 2008, (z) $27,000 with respect to the 12 month period ending on December 31, 2008, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.”
     “Minimum Excess Availability Reserve” shall mean a special Reserve maintained by Agent in an amount at all times equal to the sum of (i) $11,500,000; provided that Agent may at any time, in its sole discretion, reduce such amount to $8,500,000 pursuant to a written notice to Borrower specifically referring to this definition minus (ii) at all times on or prior to October 10, 2008, $6,000,000”
     (h) Clause (b) of Annex G to the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “(b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis, as of the last day of the Fiscal Quarter ending on June 30, 2007 and as of the last day of each Fiscal Quarter thereafter, for the 12 month period then ended, a ratio (the “Fixed Charge Coverage Ratio”) of (A) the sum of (i) EBITDA plus (ii) the aggregate of all Vendor Advance Expenses for such period, plus (iii) interest income received during such period minus (iii) Capital Expenditures during such period (other than Capital Expenditures financed other than with the proceeds of Loans), minus (iv) income taxes paid in cash during such period, minus (v) the aggregate of all Vendor Advances made during such period to (B) the sum of, without duplication, (i) the aggregate of all Interest Expense paid or accrued during such period, plus (ii) scheduled payments of principal with respect to Indebtedness during such period (other than scheduled principal payments made by Borrower during such period with respect to Term Loan B (as defined and under the Existing Credit Agreement) pursuant to the Existing Credit Agreement), plus, (iii) all Restricted Payments made by a Credit Party during such period (other than Restricted Payments (a) made to another Credit Party or (b) which have caused EBITDA to be reduced for such period) of at least the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Ratio
June 30, 2007	0.90 :1
September 30, 2007	0.80 :1
December 31, 2007	0.80 :1
March 31, 2008	1.20:1
June 30, 2008	0.85:1
September 30, 2008	1.20:1
December 31, 2008	1.20:1
March 31, 2009	1.30:1
June 30, 2009	1.30:1
September 30, 2009	1.30:1
December 31, 2009	1.30:1
March 31, 2010 and each Fiscal Quarter ending thereafter”	1.40:1
     (i) Clause (d) of Annex G to the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “(d) Minimum EBITDA. Borrower and its Subsidiaries shall have on a consolidated basis, as of the last day of the Fiscal Quarter ending on June 30, 2007 and as of the last day of each Fiscal Quarter thereafter, for the 12 month period then ended, EBITDA of at least the amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Amount
June 30, 2007	$32,000,000
September 30, 2007	$26,000,000
December 31, 2007	$27,000,000

March 31, 2008	$27,000,000

June 30, 2008	$22,750,000
September 30, 2008	$25,000,000

Fiscal Quarter Ending	Amount
December 31, 2008	$25,000,000
March 31, 2009	$27,000,000
June 30, 2009	$29,000,000
September 30, 2009	$30,000,000
December 31, 2009	$31,000,000
March 31, 2009	$33,000,000
September 30, 2009 and each Fiscal Quarter ending thereafter	$35,000,000
SECTION 2. Limited Waivers. Effective as of March 31, 2008, Agent and Lenders hereby waive any Event of Default under subsection 8.1 (b) of the Credit Agreement arising solely as a result of the failure to comply with clause (d) of Annex G for the Fiscal Quarter ending March 31, 2008. In addition, Agent and Lenders hereby waive the provisions of Section 6.3(b) and Section 6.14 of the Credit Agreement to the extent necessary to permit Borrower to repay the obligations under the Second Lien Credit Agreement in full on the date hereof. The waivers set forth above shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default or any other provision or to prejudice any right, power or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, all of which rights, power and remedies are hereby expressly reserved by Agent and Lenders.
SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each the following conditions precedent:
     (a) this Amendment shall have been duly executed and delivered by the Borrower, the Credit Parties, the Agent and each Lender;
     (b) Borrower shall have executed and delivered to Agent that certain fee letter supplement, dated as of the date hereof, between GE Capital and the Borrower (the “Fee Letter Supplement”); and
     (c) Agent shall have received such other documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Amendment, including those listed in the Closing Checklist attached hereto as Annex A, each in form and substance reasonably satisfactory to Agent.
SECTION 4. Representations and Warranties. In order to induce the Agent and each Lender to enter into this Amendment, each Credit Party hereby represents and warrants to the Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:
     (a) all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

     (b) the execution, delivery and performance by such Credit Party of this Amendment has been duly authorized by all necessary corporate, limited liability company or partnership action required on its part and this Amendment, and the Credit Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;
     (c) neither the execution, delivery and performance of this Amendment by such Credit Party, the performance by such Credit Party of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and
     (d) no Default or Event of Default has occurred and is continuing (other than those waived pursuant hereto).
SECTION 5. Intercreditor Agreement. Lenders hereby authorize and direct Agent to execute such documents as are necessary or appropriate to permit Borrower to repay the obligations under the Second Lien Credit Agreement in full on the date hereof.
SECTION 6. Reference to and Effect Upon the Credit Agreement.
     (a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and
     (b) The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute an amendment or waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.
SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
(signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER:

NAVARRE CORPORATION

By:

Name:

Title:

[Signature Page to Second Amendment To Fourth Amended and Restated Credit Agreement]

S-2

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:

Name:

Title:

[Signature Page to Second Amendment To Fourth Amended and Restated Credit Agreement]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above by below Persons in their capacity as Credit Parties not as Borrower.

ENCORE SOFTWARE, INC., as Credit Party

By:

Name:

Title:

BCI ECLIPSE COMPANY, LLC, as Credit Party

By:

Name:

Title:

FUNIMATION PRODUCTIONS LTD., as Credit Party

By:	Navarre CP, LLC, its General Partner

By:

Name:

Title:

ANIMEONLINE, LTD (F/K/A THE FUNIMATION STORE LTD.), as Credit Party

By:	Navarre CS, LLC, its General Partner

By:

Name:

Title:

NAVARRE CP, LLC, as Credit Party

By:

Name:

Title:

[Signature Page to Second Amendment To Fourth Amended and Restated Credit Agreement]

NAVARRE CLP, LLC, as Credit Party

By:

Name:

Title:

NAVARRE CS, LLC, as Credit Party

By:

Name:

Title:

NAVARRE LOGISTICAL SERVICES, INC., as Credit Party

By:

Name:

Title:

NAVARRE DIGITAL SERVICES, INC., as Credit Party
By:

Name:

Title:

NAVARRE ONLINE FULFILLMENT SERVICES, INC., as Credit Party

By:

Name:

Title:

NAVARRE DISTRIBUTION SERVICES, INC., as Credit Party

By:

Name:

Title:
[Signature Page to Second Amendment To Fourth Amended and Restated Credit Agreement]

FUNIMATION CHANNEL, INC., as Credit Party

By:

Name:

Title:

[Signature Page to Second Amendment To Fourth Amended and Restated Credit Agreement]

ANNEX A
CLOSING CHECKLIST
REGARDING
THIRD AMENDMENT
TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
by and among
GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent,
NAVARRE CORPORATION,
as Borrower,
THE OTHER CREDIT PARTIES NAMED THEREIN
and
THE LENDERS FROM TIME TO TIME SIGNATORY THERETO
June 12, 2008

     Set forth below is a Closing Checklist which lists documents and information to be delivered in connection with Third Amendment to Fourth Amended and Restated Credit Agreement (“Amendment”) listed herein as Document No. 1, the other Loan Documents and the transactions contemplated thereunder. All documents are dated as of June 12, 2008 unless otherwise indicated.
I. PARTIES TO THE TRANSACTION

1.	General Electric Capital Corporation (“Agent”)

2.	Monroe Capital Advisors, LLC (“Second Lien Agent” or “Monroe”)

3.	Navarre Corporation, a Minnesota corporation (“Navarre” or “Borrower”)

4.	Encore Software, Inc. (f/k/a Encore Acquisition Corporation), a Minnesota corporation (“Encore”)

5.	BCI Eclipse Company, LLC, a Minnesota limited liability company (“BCI”)

6.	Navarre CP, LLC, a Minnesota limited liability company (“CP”)

7.	Navarre CLP, LLC, a Minnesota limited liability company (“CLP”)

8.	Navarre CS, LLC, a Minnesota limited liability company (“CS”)

9.	FUNimation Productions Ltd., a Texas limited partnership (“Productions”)

10.	animeOnline, Ltd. (f/k/a The FUNimation Store Ltd.), a Texas limited partnership (“animeOnline”)

11.	Navarre Logistical Services, Inc., a Minnesota corporation (“Navarre Logistical”)

12.	Navarre Digital Services, Inc., a Minnesota corporation (“Navarre Digital”)

13.	Navarre Online Fulfillment Services, Inc., a Minnesota corporation (“Navarre Online”)

14.	Navarre Distribution Services, Inc., a Minnesota corporation (“Navarre Distribution”)

15.	FUNimation Channel, Inc., a Minnesota corporation (“Channel” and together with Borrower, Encore, BCI, CP, CLP, CS, Productions, animeOnline, Navarre Logistical, Navarre Digital, Navarre Online, Navarre Distribution and Navarre Entertainment, each a “Credit Party” and collectively, the “Credit Parties”)

16.	Ryan Urness (“Borrower’s Internal Counsel” or “BIC”)

17.	Jones Day (“Monroe’s Counsel” or “JD”)

18.	Latham & Watkins (“Agent’s Counsel” or “L&W”)

LOAN DOCUMENTS
1.	Third Amendment to Fourth Amended and Restated Credit Agreement (“Amendment”)
Annexes to Amendment
(i)	Annex A – Closing Checklist
CORPORATE AND ORGANIZATIONAL DOCUMENTS
1.	Borrower and Credit Parties
(i)	Secretary’s Certificate for each Credit Party, to include:
(a)	Certification that no change or modification have been made to such Credit Party’s Articles/Certificate of Incorporation or By-Laws, Certificate of Organization or Operating Agreement, Certificate of Organization or Partnership Agreement, as applicable, since March 22, 2007

(b)	Certified copies of Resolutions authorizing the execution, delivery and performance by such Credit Party of the Amendment, the other Loan Documents and the transactions to be consummated in connection therewith

(c)	Incumbency for such Credit Party
PAYOFF DOCUMENTS
2.	Monroe Payoff Letter

3.	UCC-3 Termination Statements identified on Exhibit A hereto

4.	IP Releases with respect to Patent, Copyright and Trademark Security Agreements identified on Exhibit B hereto
MISCELLANEOUS CLOSING DOCUMENTS
5.	Supplemental Fee Letter

6.	Monroe Side Letter

7.	Letter of Direction

8.	Notice of Borrowing

EXHIBIT A
UCC-3 Termination Statements

FILING NUMBER/DATE OF
FINANCING STATEMENTS
LOAN PARTY	JURISDICTION	TO BE TERMINATED
Navarre Logistical Services, Inc.	Minnesota Secretary of State	200716029579 dated 03/22/2007
Navarre Digital Services, Inc.	Minnesota Secretary of State	200716029529 dated 03/22/2007
Navarre Online Fulfillment Services, Inc.	Minnesota Secretary of State	200716029618 dated 03/22/2007
Navarre Distribution Services, Inc.	Minnesota Secretary of State	200716029555 dated 03/22/2007
Navarre Entertainment Media, Inc.	Minnesota Secretary of State	200716029567 dated 03/22/2007
FUNimation Channel, Inc.	Minnesota Secretary of State	200716029480 dated 03/22/2007
[Other Monroe liens]

EXHIBIT B
IP Releases